UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2023

ACER THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33004	32-0426967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 356 300 Washington Street Newton, Massachusetts	02458
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 902-6100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	ACER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Offering

On March 21, 2023, Acer Therapeutics Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Purchaser”) pursuant to which the Company agreed to issue and sell, (i) in a registered direct offering, an aggregate of 2,335,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and pre-funded warrants to purchase up to 585,306 shares of Common Stock (the “Pre-Funded Warrants”) at an exercise price of $0.001 per share, and (ii) in a concurrent private placement, warrants to purchase up to 2,920,306 shares of Common Stock (the “Common Warrants”) at an exercise price of $0.791 per share. Such registered direct offering and concurrent private placement are referred to herein as the “Offering.” The combined purchase price for one Share and one Common Warrant is $0.916, and the combined purchase price for one Pre-Funded Warrant and one Common Warrant is $0.915. The Offering was priced at-the-market under Nasdaq rules. The Company expects to receive aggregate gross proceeds from the Offering of approximately $2.675 million before deducting the placement agent fee (as described in greater detail below) and related offering expenses.

The Offering is expected to close on or about March 24, 2023, subject to the satisfaction of customary closing conditions.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement and subject to certain exceptions, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 30-day period following the closing of the Offering.

The Shares, the Pre-Funded Warrants and the shares of Common Stock issuable thereunder were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-261342), which was filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2021 and was declared effective by the Commission on December 7, 2021 (the “Registration Statement”) and a prospectus supplement dated as of March 21, 2023. With respect to the Company’s amended and restated sales agreement dated March 18, 2020 (the “Sales Agreement”), with JonesTrading Institutional Services LLC and Roth Capital Partners, LLC (the “Agents”) relating to the offer and sale of Common Stock having an aggregate offering price of up to $50,000,000 from time to time through or to the Agents acting as the Company’s sales agent or principal, pursuant to which the Company has filed with the Commission several prospectus supplements to the base prospectus included with the Registration Statement (the “Prospectuses”), the Company has filed with the Commission a further prospectus supplement to suspend the Sales Agreement and terminate the continuous offering by the Company under the Prospectuses.

The Common Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, along with the shares of Common Stock underlying the Common Warrants, have not been registered under the Securities Act or applicable state securities laws.

The form of Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement which is incorporated herein by reference.

Terms of the Pre-Funded Warrants

The Pre-Funded Warrants were offered, in lieu of shares of Common Stock, to any Purchaser whose purchase of shares of Common Stock and Common Warrants in the Offering would otherwise result in such Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at such Purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase shares of Common Stock at an exercise price of $0.001 per share of Common Stock. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full, subject in each case to the beneficial ownership limitations set forth in the Pre-Funded Warrant.

The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Pre-Funded Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the form of Pre-Funded Warrant which is incorporated herein by reference.

Terms of the Common Warrants

Each Common Warrant represents the right to purchase shares of Common Stock at an exercise price of $0.791 per share of Common Stock. The Common Warrants are exercisable immediately and have a term of five and one-half years from the issuance date, subject in each case to the beneficial ownership limitations set forth in the form of Common Warrant.

The form of Common Warrant is filed as Exhibit 4.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Common Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the form of Common Warrant which is incorporated herein by reference.

Placement Agent Compensation

The Company entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company pursuant to the Purchase Agreement. As compensation for such placement agent services, the Company has agreed to pay Wainwright a total cash fee equal to 7.5% of the aggregate gross proceeds of the Offering; a non-accountable expense allowance of $70,000 and clearing fees of $15,950. The Company has also granted Wainwright a right of first refusal for a period of six months following the closing of the Offering to act as sole book-running manager, sole underwriter or sole placement agent for any public or private placement or other capital-raising financing, subject to certain exceptions.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Pillsbury Winthrop Shaw Pittman LLP relating to the legality of the issuance and sale in the Offering of the Shares, the Pre-Funded Warrants and the shares of Common Stock issuable thereunder is attached as Exhibit 5.1 hereto.

Item. 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Offering and issuance of the Common Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants is hereby incorporated by reference into this Item 3.02. The Common Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

Item 8.01.	Other Events.

On March 22, 2023, the Company issued a press release announcing the Offering described above in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Current Report on Form 8-K are forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the consummation of the Offering and the satisfaction of closing conditions with respect to the Offering. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, market and other conditions. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made, except as required by law. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You may access these documents for no charge at http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Common Stock Purchase Warrant.

4.2	Form of Common Stock Purchase Warrant.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Form of Securities Purchase Agreement, dated as of March 21, 2023, between Acer Therapeutics Inc. and the Purchaser.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Press Release issued by Acer Therapeutics Inc., dated March 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 22, 2023	ACER THERAPEUTICS INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
Chief Financial Officer